Exhibit 99.1

Sensei Biotherapeutics Announces Initiation of Strategic Review to Maximize Shareholder Value

BOSTON, October 30, 2025 (GLOBE NEWSWIRE) — Sensei Biotherapeutics, Inc. (Nasdaq: SNSE), a clinical-stage biotechnology company focused on the discovery and development of next-generation therapeutics for cancer patients, today announced that its Board of Directors has determined, after extensive consideration of the Company’s development pipeline and current market conditions, to discontinue development of solnerstotug and initiate a comprehensive review of strategic alternatives aimed at maximizing shareholder value. The Company is exploring a range of strategic alternatives that may include, among other options, a sale of assets, licensing arrangements, collaborations, a sale of the Company, a business combination, a merger, or an orderly wind-down of operations.

In connection with this strategic review, the Company expects to implement a workforce reduction to preserve cash, the details of which will be disclosed separately. The Company plans to retain a small team of employees to assist in exploring strategic alternatives, maintaining compliance with regulatory and financial reporting requirements, and managing the orderly cessation of development activities.

“We have seen solnerstotug demonstrate clinical activity in a patient population with significant unmet need,” said John Celebi, President and Chief Executive Officer of Sensei. “However, after careful review of future funding needs and the current capital markets environment, we have determined not to initiate a new clinical study. Our role now is to steward the Company and its assets with care, including an orderly wind-down of the ongoing Phase 1/2 clinical trial and preservation of shareholder value.”

The Company does not intend to provide updates on the strategic alternatives process unless and until its Board of Directors has approved a specific transaction or otherwise determines that disclosure is appropriate or required by law. The Company has not set a definitive timeline for this process and there can be no assurance that the exploration of strategic alternatives will result in any transaction being announced or consummated.

About Sensei Biotherapeutics

Sensei Biotherapeutics (Nasdaq: SNSE) is a clinical stage biotechnology company focused on the discovery and development of next-generation therapeutics for cancer patients. The Company is currently pursuing strategic alternatives to maximize shareholder value. For more information, please visit www.senseibio.com.

Cautionary Note Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words and phrases such as “believe”, “designed to,” “expect”, “may”, “plan”, “potential”, “will”, and similar expressions, and are based on Sensei’s current beliefs and expectations. These forward-looking statements include expectations regarding the Company’s strategic alternatives process, the entry into or completion of any strategic alternative transaction, workforce reduction plans, and ability to maximize shareholder value. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Risks and uncertainties that may cause actual results to differ materially include uncertainties inherent in strategic review processes, such as the risk that no suitable strategic alternative will be identified or consummated; risks associated with workforce reductions and operational wind-down activities; risks regarding the Company’s estimates of expenses and cash requirements; and other risks and uncertainties that are described in Sensei’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (SEC) on August 5, 2025 and Sensei’s other Periodic Reports filed with the SEC. Any forward-looking statements speak only as of the date of this press release and are based on information available to Sensei as of the date of this release, and Sensei assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Joyce Allaire

LifeSci Advisors

Jallaire@lifesciadvisors.com